As filed with the Securities and Exchange Commission on November 27, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

3PAR INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0510671
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4209 Technology Drive

Fremont, CA 94538

(510) 413-5999

(Address of principal executive offices)

1999 STOCK PLAN

2000 MANAGEMENT STOCK OPTION PLAN

2007 EQUITY INCENTIVE PLAN

2007 EMPLOYEE STOCK PURCHASE PLAN

OPTIONS GRANTED OUTSIDE OF A PLAN

(Full title of the plan)

David C. Scott

Chief Executive Officer

3PAR Inc.

4209 Technology Drive

Fremont, CA 94538

(510) 413-5999

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Robert P. Latta, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Alastair A. Short Ricardo E. Velez 3PAR Inc. 4209 Technology Drive Fremont, CA 94538 (510) 413-5999

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001 par value:
1999 Stock Plan	5,037,085 shares	(2)	$4.85	(3)	$24,429,862.25	$750.00
2000 Management Stock Option Plan	1,165,250 shares	(2)	$7.79	(3)	$9,077,297.50	$278.68
2007 Equity Incentive Plan	10,375,000 shares		$14.125	(4)	$146,546,875.00	$4,498.99
2007 Employee Stock Purchase Plan	1,550,000 shares		$14.125	(5)	$21,893,750.00	$672.14
Options granted outside of an Option Plan	25,000 shares		$0.02	(3)	$500.00	$0.02
TOTAL	18,152,335 shares		—		$201,948,284.75	$6,199.83

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 1999 Stock Plan, the 2000 Management Stock Option Plan, the 2007 Equity Incentive Plan, or the 2007 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	This subtotal represents the sum of shares issuable upon exercise of presently outstanding options (options that have been granted as of the date of this Registration Statement) issued under each of the 1999 Stock Plan and 2000 Management Stock Option Plan.

(3)	Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the common stock as reported on NYSE Arca on November 21, 2007.

(4)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the common stock as reported on NYSE Arca on November 21, 2007.

(5)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the total registration fee. Computation based upon 85% (see explanation in following sentence) of the average of the high and low prices of our common stock as reported on NYSE Arca on November 21, 2007. Pursuant to the 2007 Employee Stock Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of common stock shall be an amount equal to 85% of the fair market value of a share of common stock on the Offering Date or the Exercise Date (each as defined in such plan), whichever is lower.

3PAR INC.

REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.	Registration Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information filed by 3PAR Inc. (the “Registrant”) with the Commission:

(a) The Registrant’s prospectus dated November 15, 2007, filed pursuant to Rule 424(b) (the “Prospectus”) under the Securities Act, which contains the Registrant’s audited financial statements for the fiscal year ended March 31, 2007.

(b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than information contained in Current Reports on Form 8-K that is deemed furnished and not filed), since the end of the fiscal year covered by the Prospectus referred to in (a) above.

(c) The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on November 9, 2007, and any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the Registrant’s shares of common stock offered hereby will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation. Certain investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati beneficially own less than 0.5% of the Registrant’s outstanding common stock.

Item 6.	Indemnification of Directors and Officers.

The Registrant has adopted an amended and restated certificate of incorporation that contains provisions that limit the liability of its directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, the Registrant’s directors will not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

The Registrant’s amended and restated certificate of incorporation and its amended and restated bylaws provide that the Registrant is required to indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law. Any repeal of or modification to the Registrant’s amended and restated certificate of incorporation or amended and restated bylaws may not adversely affect any right or protection of a director or officer for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. The Registrant’s amended and restated bylaws also provide that the Registrant shall advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether the Registrant would otherwise be permitted to indemnify him or her under the provisions of Delaware law. The Registrant has entered and expect to continue to enter into agreements to indemnify its directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. The Registrant believes that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. The Registrant also maintains directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions that are contained in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against the Registrant’s directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and officers, even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.01*	Specimen Common Stock Certificate of the Registrant.

5.01	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

10.02*	1999 Stock Plan.

10.03*	2000 Management Stock Option Plan.

10.04*	2007 Equity Incentive Plan.

10.05*	2007 Employee Stock Purchase Plan.

23.01	Consent of Independent Registered Public Accounting Firm.

23.02	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.01).

24.01	Power of Attorney (see page II-5).

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-l (file no. 333-145437).

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs A(1)(i) and A(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d)of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, 3PAR Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 26th day of November, 2007.

3PAR INC.

By:	/s/ David C. Scott
David C. Scott
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Scott and Adriel Lares, jointly and severally, as his attorneys-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David C. Scott David C. Scott	President, Chief Executive Officer and Director (Principal Executive Officer)	November 26, 2007

/s/ Adriel Lares Adriel Lares	Chief Financial Officer (Principal Accounting and Financial Officer)	November 26, 2007

/s/ Kevin Fong Kevin Fong	Director	November 26, 2007

/s/ Mark Jung Mark Jung	Director	November 26, 2007

/s/ Jeffrey Price Jeffrey Price	Director	November 26, 2007

/s/ Christopher Paisley Christopher Paisley	Director	November 26, 2007

/s/ Michael Sheridan Michael Sheridan	Director	November 26, 2007

/s/ Mark Siegel Mark Siegel	Director	November 26, 2007

/s/ James Wei James Wei	Director	November 26, 2007

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS

Registration Statement on Form S-8

3PAR INC.

November 26, 2007

INDEX TO EXHIBITS

Exhibit Number	Description

4.01*	Specimen Common Stock Certificate of the Registrant.

5.01	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

10.02*	1999 Stock Plan.

10.03*	2000 Management Stock Option Plan.

10.04*	2007 Equity Incentive Plan.

10.05*	Employee Stock Purchase Plan.

23.01	Consent of Independent Registered Public Accounting Firm.

23.02	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.01).

24.01	Power of Attorney (see page II-5).

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-l (file no. 333-145437).